Exhibit (a)(1)(F)

Guidelines for Certification of Taxpayer Identification

Number on Substitute Form W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. — Social Security numbers (SSNs) have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

Give the
Taxpayer Identification
For This Type of Account:			Number of —

1.		An individual’s account	The individual
2.		Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account
3.		Husband and wife (joint account)	The actual owner of the account or, if combined funds, the first individual on the account
4.		Custodian account of a minor (Uniform Gift to Minors Act)	The minor
5.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee
	b.	So-called trust account that is not a legal or valid trust under State law	The actual owner
6.		Sole proprietorship (or single owner limited liability company) account	The owner
7.		A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
8.		Corporate account (or limited liability company electing corporate status)	The corporation
9.		Religious, charitable or educational organization account	The organization
10.		Partnership account (or multi-member limited liability company)	The partnership
11.		Association, club or other tax-exempt organization	The organization
12.		A broker or registered nominee	The broker or nominee
13.		Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

RESIDENT ALIEN INDIVIDUALS: If you are a resident alien individual and you do not have, and are not eligible to get, an SSN, your taxpayer identification number is your individual taxpayer identification number (“ITIN”) as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the SSN would otherwise be entered. If you do not have an ITIN, see “Obtaining a Number” below.

Guidelines for Certification of Taxpayer Identification

Number on Substitute Form W-9

Obtaining a Number

     If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), Form SS-4, Application for Employer Identification Number (for corporations and other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for resident alien individuals not eligible to get a social security number), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. You may also obtain Form SS-5 on-line at www.socialsecurity.gov/online/ SS-5.pdf or by calling 1-800-772-1213, and Forms SS-4 and W-7 by visiting www.irs.gov or calling 1-800-829-3676

Payees Exempt From Backup Withholding

     Backup withholding is not required on any payments made to the following payees:

1.	An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement account, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

2.	The United States or any agency or instrumentality thereof.

3.	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

4.	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

5.	An international organization or any agency, or instrumentality thereof.

     Payees that may be exempt from backup withholding include:

6.	A corporation

7.	A foreign central bank of issue.

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under Section 584(a) of the Code.

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	A trust exempt from tax under Section 664 of the Code or described in Section 4947 of the Code.

     The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for ...	THEN the payment is exempt for ...

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5,000	Generally, exempt recipients 1 through 7

For additional information contact your tax advisor.